                                                                    EXHIBIT 99.2

                         REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors and
Stockholders of Universal Outdoor Holdings, Inc.

    In our opinion, the accompanying consolidated balance sheets and the related consolidated statements of operations, of changes in stockholders' equity (deficit) and of cash flows present fairly, in all material respects, the financial position of Universal Outdoor Holdings, Inc. and its subsidiary ("the Company") at December 31, 1995 and 1996, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 1996, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

PRICE WATERHOUSE LLP

Chicago, Illinois
February 28, 1997

                        UNIVERSAL OUTDOOR HOLDINGS, INC.
                          CONSOLIDATED BALANCE SHEETS
                             (DOLLARS IN THOUSANDS)

                                     ASSETS


                                                                      DECEMBER 31,    DECEMBER 31,
                                                                          1995            1996
                                                                     --------------  --------------   MARCH 31,
                                                                                                         1997
                                                                                                     ------------
                                                                                                     (UNAUDITED)
Current assets:
  Cash and equivalents.............................................    $       19      $   11,631     $    2,102
  Cash held in escrow..............................................        --               9,455
  Accounts receivable, less allowance for doubtful accounts of
   $106, $2,849, $106 and $2,123...................................         5,059          20,927         23,929
  Other receivables................................................           201           1,445          2,109
  Prepaid land leases..............................................         1,043           4,010          4,578
  Prepaid insurance and other......................................         1,029           4,173          4,722
                                                                     --------------  --------------  ------------
    Total current assets...........................................         7,351          51,641         37,440
                                                                     --------------  --------------  ------------
Property and equipment, net (Note 5)...............................        55,346         382,555        513,475
Goodwill and intangible assets, net (Note 6).......................         2,695         219,009        220,107
Other assets, net (Note 7).........................................         5,658          25,114         19,845
                                                                     --------------  --------------  ------------
Total assets.......................................................    $   71,050      $  678,319     $  790,867
                                                                     --------------  --------------  ------------
                                                                     --------------  --------------  ------------

                                 LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

Current liabilities:
  Current maturities of long-term debt.............................    $       58      $   --         $   --
  Accounts payable.................................................         1,225           3,373          2,816
  Accrued expenses (Note 8)........................................         1,931          26,532         36,982
                                                                     --------------  --------------  ------------
    Total current liabilities......................................         3,214          29,905         39,798
                                                                     --------------  --------------  ------------
Long-term debt and other obligations (Note 9)......................       106,362         349,141        451,220
Other long-term liabilities........................................        --                 485            471
Long-term deferred income tax liabilities (Note 11)................        --              71,700         71,700
Commitments and contingencies (Notes 10 and 13)....................        --              --             --
Stockholders' equity (deficit):
  Preferred stock, $.01 par value, 10,000,000 shares authorized;
   and no shares issued and outstanding............................        --              --             --
  Common stock, $.01 par value, 75,000,000 shares authorized;
   7,000,000, 23,992,800 and 24,112,800 shares issued and
   outstanding.....................................................        --                 239            241
  Warrants.........................................................         2,500           9,967          9,967
  Additional paid in capital.......................................         1,451         295,162        298,000
  Accumulated deficit..............................................       (42,477)        (78,280)       (80,530)
                                                                     --------------  --------------  ------------
    Total stockholders' equity (deficit)...........................       (38,526)        227,088        227,678
                                                                     --------------  --------------  ------------
Total liabilities and stockholders' equity (deficit)...............    $   71,050      $  678,319     $  790,867
                                                                     --------------  --------------  ------------
                                                                     --------------  --------------  ------------


          See accompanying notes to consolidated financial statements

                        UNIVERSAL OUTDOOR HOLDINGS, INC.
                     CONSOLIDATED STATEMENTS OF OPERATIONS
                       (DOLLARS AND SHARES IN THOUSANDS)

                                                     FOR THE YEARS ENDED
                                                        DECEMBER 31,                FOR THE THREE MONTHS ENDED
                                              ---------------------------------  --------------------------------
                                                1994       1995        1996      MARCH 31, 1996   MARCH 31, 1997
                                              ---------  ---------  -----------  ---------------  ---------------
                                                                                   (UNAUDITED)      (UNAUDITED)
Revenues....................................  $  33,180  $  38,101  $    84,939     $   9,332       $    47,575
Less agency commissions.....................      3,414      3,953        8,801           905             3,567
                                              ---------  ---------  -----------       -------     ---------------
  Net revenues..............................     29,766     34,148       76,138         8,427            44,008
                                              ---------  ---------  -----------       -------     ---------------
Operating expenses:
  Direct advertising expenses...............     11,806     12,864       26,468         3,571            18,445
  General and administrative expenses.......      3,873      4,645       10,648         1,227             4,401
  Depreciation and amortization.............      7,310      7,402       18,286         2,032            12,859
  Non-cash compensation expense (Note 12)...     --         --            9,000        --               --
                                              ---------  ---------  -----------       -------     ---------------
                                                 22,989     24,911       64,402         6,830            35,705
                                              ---------  ---------  -----------       -------     ---------------
Operating income............................      6,777      9,237       11,736         1,597             8,303
                                              ---------  ---------  -----------       -------     ---------------
Other expense:
  Interest expense, including net
   amortization of bond discount (premium)
   of $1,818, $3,982, $4,256, $1,109 and
   $(2).....................................      9,836     12,234       19,567         3,594            10,735
  Other expenses............................      2,107        706        1,398            11              (182)
                                              ---------  ---------  -----------       -------     ---------------
    Total other expense.....................     11,943     12,940       20,965         3,605            10,553
                                              ---------  ---------  -----------       -------     ---------------
Loss before extraordinary item..............     (5,166)    (3,703)      (9,229)       (2,008)           (2,250)
Extraordinary loss on early extinguishment
 of debt....................................     --         --           26,574        --               --
                                              ---------  ---------  -----------       -------     ---------------
Net loss....................................  $  (5,166) $  (3,703) $   (35,803)    $  (2,008)      $    (2,250)
                                              ---------  ---------  -----------       -------     ---------------
                                              ---------  ---------  -----------       -------     ---------------
Loss per common and common equivalent share:
Loss before extraordinary item..............  $   (0.67) $   (0.48) $     (0.58)    $   (0.26)      $     (0.09)
Extraordinary loss..........................     --         --      $     (1.68)       --               --
Net loss....................................  $   (0.67) $   (0.48) $     (2.27)    $   (0.26)      $     (0.09)
Weighted average common and common
 equivalent shares outstanding..............      7,654      7,654       15,787         7,654            24,096

          See accompanying notes to consolidated financial statements.

                        UNIVERSAL OUTDOOR HOLDINGS, INC.
                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                             (DOLLARS IN THOUSANDS)

                                                     FOR THE YEARS ENDED
                                                        DECEMBER 31,                FOR THE THREE MONTHS ENDED
                                              ---------------------------------  --------------------------------
                                                1994       1995        1996      MARCH 31, 1996   MARCH 31, 1997
                                              ---------  ---------  -----------  ---------------  ---------------
                                                                                   (UNAUDITED)      (UNAUDITED)
Cash flows from operating activities:
  Net loss..................................  $  (5,166) $  (3,703) $   (35,803)    $  (2,008)      $    (2,250)
  Depreciation..............................      7,466     10,354       13,309     $   2,405             8,474
  Amortization..............................      2,126      1,690        4,977           900             4,630
  Noncash compensation related to
   warrants.................................     --         --            9,000        --               --
  Extraordinary loss........................     --         --           26,574        --               --
  Loss on sale of property and equipment....         90     --          --             --               --
  Accretion of preferred stock dividends....      1,509     --          --             --               --
  Changes in assets and liabilities, net of
   effects from acquisitions:
    Accounts receivable and other
     receivables............................     (1,278)      (762)      (1,200)          113            (3,664)
    Prepaid land leases, insurance and
     other..................................       (223)      (391)         435          (539)              (98)
    Accounts payable and accrued expenses
     .......................................        384       (188)      (3,308)        2,018             4,685
                                              ---------  ---------  -----------  ---------------  ---------------
      Net cash from operating activities....      4,908      7,000       13,984         2,889            11,777
                                              ---------  ---------  -----------  ---------------  ---------------
Cash flows used in investing activities:
  Capital expenditures......................     (5,671)    (5,620)      (7,178)       (1,966)           (3,584)
  Payments for acquisitions, net of cash
   acquired.................................     (3,355)    (1,925)    (490,813)      (13,621)         (128,104)
  Proceeds from sale of property and
   equipment................................      1,003     --          --                              --
  Payment for consulting agreement..........     --         (1,400)     --                              --
  Other payments............................       (160)      (124)          13           (86)          --
                                              ---------  ---------  -----------  ---------------  ---------------
    Net cash used in investing activities...     (8,183)    (9,069)    (497,978)      (15,673)         (131,688)
                                              ---------  ---------  -----------  ---------------  ---------------
Cash flows from (used in) financing
 activities:
  Proceeds from long-term debt offerings....     25,408     --          325,255                         --
  Long-term debt repayments.................       (272)      (262)    (117,815)          (33)             (497)
  Deferred financing costs..................     (1,888)      (336)     (14,590)                           (606)
  Net borrowings under credit agreements....      3,040      2,671      486,052        12,809           102,030
  Repayment of credit facilities............     --         --         (475,713)                        --
  Proceeds from equity offerings............     --         --          292,417                         --
  Payment for redemption of preferred
   stock....................................    (23,015)    --          --                              --
                                              ---------  ---------  -----------  ---------------  ---------------
    Net cash from financing activities......      3,273      2,073      495,606        12,776           100,927
                                              ---------  ---------  -----------  ---------------  ---------------
Net increase (decrease) in cash and
 equivalents................................         (2)         4       11,612            (8)          (18,984)
Cash and equivalents, at beginning of
 period.....................................         17         15           19            19            21,086
                                              ---------  ---------  -----------  ---------------  ---------------
Cash and equivalents, at end of period......  $      15  $      19  $    11,631     $      11       $     2,102
                                              ---------  ---------  -----------  ---------------  ---------------
                                              ---------  ---------  -----------  ---------------  ---------------
Supplemental cash flow information:
  Interest paid during the period...........  $   7,885  $   8,196  $    10,910     $     401       $     1,366
                                              ---------  ---------  -----------  ---------------  ---------------
                                              ---------  ---------  -----------  ---------------  ---------------

          See accompanying notes to consolidated financial statements

                        UNIVERSAL OUTDOOR HOLDINGS, INC.
      CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY (DEFICIT)
                       (DOLLARS AND SHARES IN THOUSANDS)

                                                                COMMON
                                                  SHARES OF    STOCK AND                                 TOTAL
                                     SHARES OF     COMMON     ADDITIONAL                             STOCKHOLDERS'
                                      COMMON     STOCK B AND    PAID-IN                ACCUMULATED       EQUITY
                                       STOCK          C         CAPITAL    WARRANTS      DEFICIT       (DEFICIT)
                                    -----------  -----------  -----------  ---------  -------------  --------------
Balance at December 31, 1993......       7,000                $     1,051              $   (33,608)   $    (32,557)
Debt proceeds attributable to
 warrants issued..................                                            $2,500                         2,500
Reclassification of redeemable
 common stock.....................                                    400                                      400
Net loss..........................                                                          (5,166)         (5,166)
                                    -----------  -----------  -----------  ---------  -------------  --------------
Balance at December 31, 1994......       7,000                      1,451      2,500       (38,774)        (34,823)
Net loss..........................                                                          (3,703)         (3,703)
                                    -----------  -----------  -----------  ---------  -------------  --------------
Balance at December 31, 1995......       7,000                      1,451      2,500       (42,477)        (38,526)
Issuance of Class B and C common
 shares...........................                    6,000        30,000                                   30,000
Issuance of warrants..............                                             9,000                         9,000
Conversion of Class B and Class C
 common stock shares to common
 shares...........................       6,000       (6,000)
Initial stock offering proceeds,
 net of costs associated with
 issuance of $2,082...............       4,630                     60,353                                   60,353
Exercise of warrants..............         613                      1,533     (1,533)
Secondary stock offering proceeds,
 net of costs associated with
 issuance of $796.................       5,750                    202,064                                  202,064
Net loss..........................                                                         (35,803)        (35,803)
                                    -----------  -----------  -----------  ---------  -------------  --------------
Balance at December 31, 1996......      23,993       --       $   295,401     $9,967  $    (78,280 ) $     227,088
                                    -----------  -----------  -----------  ---------  -------------  --------------
                                    -----------  -----------  -----------  ---------  -------------  --------------

(UNAUDITED)
Issuance of common stock shares...         120                      2,906                                    2,906
Costs associated with 1996
 offerings........................                                    (66)                                     (66 )
Net loss for the three months
 ended March 31, 1997.............                                                          (2,250 )        (2,250 )
                                    -----------  -----------  -----------  ---------  -------------  --------------
Balance at March 31, 1997.........      24,113                $   298,241  $   9,967  $    (80,530 ) $     227,678
                                    -----------  -----------  -----------  ---------  -------------  --------------
                                    -----------  -----------  -----------  ---------  -------------  --------------

          See accompanying notes to consolidated financial statements.

                        UNIVERSAL OUTDOOR HOLDINGS, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                             (DOLLARS IN THOUSANDS)

NOTE 1 -- BASIS OF PRESENTATION AND DESCRIPTION OF THE BUSINESS:
    Universal Outdoor Holdings, Inc., was incorporated on May 23, 1991 and through its principal operating subsidiary, Universal Outdoor, Inc. (collectively, the "Company") is engaged principally in the rental of advertising space on outdoor advertising structures. The Company operates in three distinct regions: the Midwest (Chicago, Minneapolis/St. Paul, Indianapolis, Milwaukee, Des Moines, Evansville, IN and Dallas), the Southeast (Orlando, Jacksonville, Palm Beach, Ocala and the Atlantic Coast, including
Myrtle  Beach  and  the  Gulf   Coast  areas  of  Florida,  Memphis/Tunica   and
Chattanooga), and the East Coast (New York, Washington D.C., Philadelphia, Northern New Jersey, Wilmington, Salisbury and Hudson Valley, NY).

    Historically, manufacturers of tobacco products, principally cigarettes, have been major users of outdoor advertising displays, including displays operated by the Company. The following industries generated significant revenues as a percentage of the Company's net revenues in 1996: tobacco (13.2%); automotive (10.9%); retail (14.6%); and entertainment (11.2%).

NOTE 2 -- SIGNIFICANT ACCOUNTING POLICIES:
    The summary of significant accounting policies is presented to assist the reader in understanding and evaluating the Company's consolidated financial statements. These policies are in conformity with generally accepted accounting principles consistently applied in all material respects.

BASIS OF CONSOLIDATION

    The consolidated financial statements include the accounts of the Company and its subsidiaries. All material intercompany balances, transactions and profits have been eliminated.

REVENUE RECOGNITION

    The Company's revenues are generated from contracts with advertisers generally covering periods of one to twelve months. The Company recognizes revenues monthly over the period in which advertisement displays are posted on the advertising structures. A full month's revenue is recognized in the first month of posting. Costs incurred for the production of outdoor advertising displays are recognized in the initial month of the contract or as incurred during the contract period. Payments received in advance of billings are recorded as deferred revenues.

CASH AND EQUIVALENTS

    The Company considers all highly-liquid investments with original maturities of three months or less to be cash equivalents.

    Cash held in escrow represents a deposit made by Revere Holding Corp. under an agreement relating to a contemplated acquisition of property. The property was subsequently not acquired and therefore the funds were returned to cash and equivalents.

PREPAID LAND LEASES

    Most of the Company's advertising structures are located on leased land. Land rents are typically paid in advance for periods ranging from one to twelve months. Prepaid land leases are expensed ratably over the related rental term.

                        UNIVERSAL OUTDOOR HOLDINGS, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                             (DOLLARS IN THOUSANDS)

NOTE 2 -- SIGNIFICANT ACCOUNTING POLICIES: (CONTINUED)
PROPERTY AND EQUIPMENT

    Property and equipment are stated at cost. Normal maintenance and repair costs are expensed. Depreciation is computed principally using a straight-line method over the estimated useful lives of the assets:

Buildings........................................................   39 years
Advertising structures...........................................   15 years
Vehicles and equipment...........................................  5-7 years

GOODWILL AND INTANGIBLE ASSETS

    Non-compete agreements are amortized over their estimated economic lives, ranging from three to ten years. Goodwill is amortized over fifteen years on a straight-line basis. The Company reviews the carrying value of intangibles and other long-lived assets for impairment when events or changes in circumstances indicate that the carrying amount of the asset may not be recoverable. This review is performed by comparing estimated undiscounted future cash flows from the use of the asset to the recorded value of the asset.

OTHER ASSETS

    Loan costs incurred in connection with obtaining financing have been deferred and are being amortized on a straight-line basis over the life of the loans. Acquisition costs are amortized over five years.

FAIR VALUE OF FINANCIAL INSTRUMENTS

    The fair value of cash and equivalents, accounts receivable and accounts payable approximate the carrying value because of the immediate or short-term maturity of these financial instruments. The fair value of the Company's other financial instruments approximates the carrying value.

STOCK-BASED COMPENSATION

    In  1996, the  Company adopted  Statement of  Financial Accounting Standards
(SFAS) No. 123, "Accounting for Stock-Based Compensation." In accordance with provisions of SFAS No. 123, the Company applies fair value accounting for its stock-based compensation.

EARNINGS PER SHARE

    Earnings per share is computed by dividing net income by the weighted average number of common and common equivalent shares outstanding during each year (7,654,000 shares in 1994, 7,654,000 shares in 1995 and 15,787,000 shares in 1996). All per share information in these financial statements have been adjusted to give effect to a 16-for-one stock split in July 1996.

USE OF ESTIMATES

    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

                        UNIVERSAL OUTDOOR HOLDINGS, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                             (DOLLARS IN THOUSANDS)

NOTE 2 -- SIGNIFICANT ACCOUNTING POLICIES: (CONTINUED)
RECLASSIFICATIONS

    Certain  amounts in the prior  years' consolidated financial statements have
been  reclassified  to  conform  with  the  current  year  presentation.   These
reclassifications had no effect on previously reported net losses.

INTERIM FINANCIAL INFORMATION

    The unaudited interim financial information as of March 31, 1997 and 1996 and for the three months then ended has been prepared from the unaudited financial records of the Company and, in the opinion of management, reflects all adjustments necessary for a fair presentation of the financial position and results of operations and of cash flows for the respective interim periods. All adjustments were of a normal and recurring nature.

NOTE 3 -- EQUITY OFFERINGS AND DEBT REFINANCINGS:

Proceeds from equity offerings:
  Private investors............................................  $   30,000
  Initial public offering......................................      60,353
  Secondary public offering....................................     202,064
                                                                 ----------
                                                                    292,417
                                                                 ----------
Proceeds from long-term debt offerings:
  9 3/4% Senior Subordinated Debt..............................     223,587
  9 3/4% Series B Senior Subordinated Debt.....................     101,500
  Paramount note...............................................         168
                                                                 ----------
                                                                    325,255
                                                                 ----------
Proceeds from credit facilities................................     486,052
                                                                 ----------
    Total proceeds from financings.............................   1,103,724
                                                                 ----------
Proceeds from financings used for:
  14% Senior Secured Discount Notes repayment..................      32,718
  11% Senior Notes repayment...................................      65,000
  Penalty on the early retirement of 11% Senior Notes and 14%
   Senior Secured Notes........................................      18,424
  Mortgage and other...........................................       1,673
                                                                 ----------
                                                                    117,815
Repayment of credit facilities.................................     475,713
Financing costs................................................      14,590
                                                                 ----------
                                                                    680,118
                                                                 ----------
Net financing proceeds.........................................  $  495,606
                                                                 ----------
                                                                 ----------

    In April 1996, the Company sold to private investors 2,984,000 shares of Class B common stock and 3,016,000 shares of Class C common stock for net proceeds of approximately $30 million. The proceeds were used to assist in financing the acquisition of NOA Holding Corp.

                        UNIVERSAL OUTDOOR HOLDINGS, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                             (DOLLARS IN THOUSANDS)

NOTE 3 -- EQUITY OFFERINGS AND DEBT REFINANCINGS: (CONTINUED)
    In July 1996, the Company completed an initial public offering (IPO) of approximately 4,630,000 shares of its common stock, at a price of $14.50 per share for net proceeds of $60,353. In conjunction with the IPO, the Company effected a 16-for-one stock split. In October 1996, a secondary offering of approximately 5,750,000 shares of the Company's common stock was issued at an offering price of $37.50 per share for net proceeds of $202,064.

    At December 31, 1996 the Company's credit facility provides for a total loan commitment of $230 million with (i) a revolving line of credit facility providing for borrowings of up to $12.5 million, (ii) an acquisition credit line in the amount of $212.5 million which is available under a revolving/term loan facility and (iii) a swing line in the amount of $5 million. In 1996, proceeds from credit facilities totaled $486,052, while credit facility repayments totaled $475,713.

    The Company completed a public offering of $225 million 9 3/4% Senior Subordinated Notes due 2006 for net proceeds of $223,587 in October 1996 and a private offering of $100 million 9 3/4% Series B Subordinated Notes due 2006 for net proceeds of $101,500 in December 1996 (collectively, "the Notes Offerings").

    The net proceeds of the equity offerings and the Notes Offerings together with the proceeds under the available credit facilities were used to redeem all of the outstanding 14% Senior Secured Discount Notes due 2003 at $32,718 and the 11% Senior Notes due 2003 at $65,000, pay the $18,424 related penalty, repay approximately $285 million of the then outstanding credit facility and pay the purchase price of $25 million relating to certain acquisitions which occurred in 1996. The redemptions during the year resulted in an extraordinary loss of $26,574.

NOTE 4 -- ACQUISITIONS:
    The Company's wholly owned subsidiary, Universal Outdoor, Inc. ("Universal") completed the following acquisitions for cash during 1996:

                                                                         PURCHASE PRICE
                                                                    ------------------------
                                                                       STOCK        ASSET
                                                    ACQUIRED        ACQUISITION  ACQUISITION
                                               -------------------  -----------  -----------
Ad-Sign, Inc.                                        January, 1996                $  12,500
NOA Holding Corp.                                      April, 1996   $  83,295
Iowa Outdoor Displays                              September, 1996                    1,794
The Chase Company                                  September, 1996                    5,800
Outdoor Advertising Holdings, Inc.                   October, 1996     239,064
Revere Holding Corp.                                December, 1996     123,794

                        UNIVERSAL OUTDOOR HOLDINGS, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                             (DOLLARS IN THOUSANDS)

NOTE 4 -- ACQUISITIONS: (CONTINUED)
    The purchase price for accounting purposes was allocated as follows to the assets purchased and the liabilities assumed based upon the estimated fair values on the dates of acquisition. It is expected that revisions to the assets purchased and liabilities assumed will be made during 1997; however, it is not expected that such revisions will have any material effect.

                                                                                      1996
                                                                                   -----------
Current assets, other than cash..................................................  $    22,567
Property and equipment...........................................................      323,624
Goodwill.........................................................................      219,406
Other assets.....................................................................        4,847
Current liabilities..............................................................      (32,497)
Net deferred taxes...............................................................      (71,700)
                                                                                   -----------
                                                                                   $   466,247
                                                                                   -----------
                                                                                   -----------

    All acquisitions have been accounted for under the purchase method of accounting and, accordingly, the operating results of the acquired businesses are included in the Company's consolidated financial statements from the respective dates of acquisition. Where required, net deferred taxes were recorded representing the temporary difference between the tax attributes assumed and the recorded fair value as of the date of acquisition. Since it is not deductible for tax purposes, no deferred taxes are required to be recorded for amounts allocated to goodwill.

    In conjunction with the acquisitions, the Company recorded reserves of approximately $5.0 million to cover anticipated costs of combining its existing business with the acquired outdoor advertising businesses. The reserves relate to liabilities incurred for relocation $(1.6 million), severance $(1.4 million), facility charges $(1.3 million) and other related expenditures $(0.7 million). Approximately $1.3 million was charged against this reserve during 1996.

    The following unaudited pro forma financial information includes the results of operations of the 1996 and significant 1997 acquisitions as if the transactions had been consummated as of the beginning of the periods presented after including the impact of certain adjustments such as depreciation of advertising structures, amortization of goodwill and other intangibles, reduction of corporate expenses and interest expense on debt assumed to have been incurred to complete the transactions.

                                                      1995          1996       FOR THE THREE
                                                  ------------  ------------   MONTHS ENDED
                                                                              MARCH 31, 1996
                                                  (UNAUDITED)   (UNAUDITED)   ---------------
                                                                                (UNAUDITED)
Net revenues....................................   $  162,758    $  176,611     $    40,031
Depreciation and amortization...................       50,818        50,818          12,705
Operating income................................       24,836        34,957           5,115
Interest expense................................       40,670        44,235          11,089
Loss before income taxes and extraordinary
 loss...........................................      (15,962)      (20,089)         (5,974)
Loss before income taxes........................   $  (15,962)   $  (37,663)    $    (5,974)

Loss per share..................................   $    (1.01)   $    (2.39)    $     (0.25)

                        UNIVERSAL OUTDOOR HOLDINGS, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                             (DOLLARS IN THOUSANDS)

NOTE 4 -- ACQUISITIONS: (CONTINUED)
    These unaudited pro forma results are not necessarily indicative of what actually would have occurred if the acquisitions had been in effect for the entire periods presented and are not intended to project future results.

NOTE 5 -- PROPERTY AND EQUIPMENT:
    Property and equipment consist of the following at December 31:

                                                                         1995        1996
                                                                       ---------  -----------
Outdoor advertising structures.......................................  $  76,340  $   390,963
Land and capitalized land lease costs................................      2,232       12,130
Vehicles and equipment...............................................      4,712       12,744
Building and leasehold improvements..................................      3,150       11,087
Display faces under construction.....................................      1,344          748
                                                                       ---------  -----------
                                                                          87,778      427,672
Less accumulated depreciation........................................     32,432       45,117
                                                                       ---------  -----------
                                                                       $  55,346  $   382,555
                                                                       ---------  -----------
                                                                       ---------  -----------

NOTE 6 -- GOODWILL AND INTANGIBLE ASSETS:
    Goodwill and intangible assets consist of the following at December 31:

                                                                           1995        1996
                                                                         ---------  -----------
Non-compete agreements.................................................  $   6,500  $     6,642
Goodwill...............................................................        930      221,909
                                                                         ---------  -----------
                                                                             7,430      228,551
Less accumulated amortization..........................................      4,735        9,542
                                                                         ---------  -----------
                                                                         $   2,695  $   219,009
                                                                         ---------  -----------
                                                                         ---------  -----------

NOTE 7 -- OTHER ASSETS:
    Other assets consist of the following at December 31:

                                                                           1995        1996
                                                                         ---------  -----------
Financing costs........................................................  $   6,284  $    24,980
Deposits...............................................................         20        5,073
Other..................................................................      1,211        4,815
                                                                         ---------  -----------
                                                                             7,515       34,868
Less accumulated amortization..........................................      1,857        9,754
                                                                         ---------  -----------
                                                                         $   5,658  $    25,114
                                                                         ---------  -----------
                                                                         ---------  -----------

                        UNIVERSAL OUTDOOR HOLDINGS, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                             (DOLLARS IN THOUSANDS)

NOTE 8 -- ACCRUED EXPENSES:
    Accrued expenses consist of the following at December 31:

                                                                            1995       1996
                                                                          ---------  ---------
Interest payable........................................................  $   1,054  $   5,667
Other taxes payable.....................................................     --          4,070
Employee compensation and related taxes.................................        184      2,479
Deferred revenue........................................................        468      2,114
Accrued leases..........................................................     --          1,599
Severance and relocation................................................     --          2,121
Professional services...................................................     --          1,935
Lease and maintenance...................................................     --          2,392
Other...................................................................        225      4,155
                                                                          ---------  ---------
                                                                          $   1,931  $  26,532
                                                                          ---------  ---------
                                                                          ---------  ---------

NOTE 9 -- LONG-TERM DEBT AND OTHER OBLIGATIONS:
    Long-term debt and other  obligations consist of  the following at  December
31:

                                                                         1995         1996
                                                                      -----------  -----------
9 3/4% Senior Subordinated Notes due 2006, net of discount of
 $1,389.............................................................  $   --       $   223,611
9 3/4% Series B Senior Subordinated Notes due 2006, net of premium
 of $1,487..........................................................      --           101,487
Revolving Credit Loan...............................................        3,286      --
Acquisition Credit Loan.............................................        6,375      --
Acquisition Term Loan                                                     --            20,000
14% Senior Secured Discount Notes, due 2004, net of discount of
 $20,918............................................................       29,083      --
11% Senior Notes due 2003, net of discount of $839..................       64,161      --
Other obligations...................................................        3,515        4,043
                                                                      -----------  -----------
                                                                          106,420      349,141
Less current maturities of long-term debt and other obligations.....           58      --
                                                                      -----------  -----------
                                                                      $   106,362  $   349,141
                                                                      -----------  -----------
                                                                      -----------  -----------

9 3/4% SENIOR SUBORDINATED NOTES

    The Senior Notes mature on October 15, 2006 and bear interest at 9 3/4% payable semiannually on April 15 and October 15, beginning on April 15, 1997. The Company is required to meet certain financial tests which include those relating to the maintenance of a minimum fixed charge ratio, minimum adjusted EBITDA (earnings before interest, taxes, depreciation and amortization) and a senior leverage ratio.

    The Senior Notes are general unsecured obligations of the Company and are subordinated to all existing and future Senior Debt, including the indebtedness under the credit facilities. The indenture governing the Senior Notes contains certain restrictive covenants including, among others, limitations on

                        UNIVERSAL OUTDOOR HOLDINGS, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                             (DOLLARS IN THOUSANDS)

NOTE 9 -- LONG-TERM DEBT AND OTHER OBLIGATIONS: (CONTINUED)
additional debt incurrence, restrictions on distributions to shareholders, the creation of liens, the merger or sale of substantially all of the Company or its operating subsidiaries assets and engaging in certain transactions with affiliates.

9 3/4% SERIES B SENIOR SUBORDINATED NOTES

    The Series B Senior Notes mature on October 15, 2006 and bear interest at 9 3/4% payable semiannually on April 15 and October 15, beginning on April 15, 1997. The Company is required to meet certain financial tests which include those relating to the maintenance of a minimum fixed charge ratio and minimum adjusted EBITDA.

    The Series B Senior Notes are general unsecured obligations of the Company and are subordinated to all existing and future Senior Debt, including indebtedness under the credit facilities. The indenture governing the Series B Senior Notes contains certain restrictive covenants including, among others, limitations on additional debt incurrence, restrictions on distributions to shareholders, the creation of liens, the merger or sale of substantially all of the Company's assets and engaging in certain transactions with affiliates.

CREDIT FACILITIES

    In October 1996, the Company amended and restated its existing credit facilities to provide for a total loan commitment of $230 million with (i) a revolving line of credit facility providing for borrowings of up to $12.5 million, (ii) an acquisition credit line in the amount of $212.5 million which is available under a revolving/term loan facility and (iii) a swing line in the amount of $5 million. Upon the failure of certain events to occur prior to October 1997, a total of $100 million under the $212.5 million revolving/ term loan facility may be converted to a term facility which may not be reborrowed. Approximately $212.5 million of the credit facility matures on September 30, 2003 with the remaining amount maturing on September 30, 2004. As of December 31, 1996, the Company had drawn down $20 million under the acquisition credit facility and had no borrowings under the revolving credit facility or the swing line of credit.

    The loans under the revolving credit facility and acquisition term loan bear interest at the rate per annum equal to the prime rate or euro dollar rate, plus an additional 0% to 2.75% depending on the leverage ratio of the Company as defined in the credit facility agreement. The interest rate in effect during 1996 ranged from 7.875% to 10%. Interest on the credit facility is payable upon the date of maturity.

    Each of the revolving credit facility and the acquisition credit facility are secured by a first priority lien on the assets of Universal and upon the existence of certain conditions, a pledge of the common stock of the Company held by certain management shareholders, as well as the pledge of the Company's stock. Borrowings under the new credit facility are subject to certain restrictive covenants including, among others, a minimum fixed charge ratio, a minimum adjusted EBITDA and maximum senior leverage ratio. The new credit facility contains certain restrictive covenants including, among others, limitations on additional debt incurrence, restrictions on distributions to shareholders, the creation of liens, the merger or sale of substantially all of the Company's assets and engaging in certain transactions with affiliates. Commitment fees are 1/2 percent on the unused portion of the acquisition credit line and the revolving credit facility.

    Net debt issuance costs of $14,100 were capitalized in 1996 and are being amortized on a straight-line basis over the term of the debt.

                        UNIVERSAL OUTDOOR HOLDINGS, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                             (DOLLARS IN THOUSANDS)

NOTE 9 -- LONG-TERM DEBT AND OTHER OBLIGATIONS: (CONTINUED)
    Future maturities of long-term debt and other obligations as of December 31, 1996 are as follows:

1997.............................................................  $  --
1998.............................................................     20,352
1999.............................................................      1,991
2000.............................................................     --
2001.............................................................        500
2002 and thereafter..............................................    326,298
                                                                   ---------
Total............................................................  $ 349,141
                                                                   ---------
                                                                   ---------

NOTE 10 -- LEASE COMMITMENTS:
    Rent  expense totaled  $4,600, $4,600  and $13,002  in 1994,  1995 and 1996,
respectively. Minimum annual rentals under the terms of noncancelable operating leases with terms in excess of one year in effect at December 31, 1996 are payable as follows:

YEAR                                                                        CAPITAL     OPERATING
------------------------------------------------------------------------  -----------  -----------
1997....................................................................   $     275    $     448
1998....................................................................         233          277
1999....................................................................         117          172
2000....................................................................          26          126
2001....................................................................      --               18
                                                                               -----   -----------
  Total minimum lease payments..........................................         651    $   1,041
                                                                                       -----------
                                                                                       -----------
Less: amounts representing interest.....................................         (71)
                                                                               -----
Present value of minimum lease payments.................................         580
Less: current portion...................................................         235
                                                                               -----
Long-term capitalized lease obligations.................................   $     345
                                                                               -----
                                                                               -----

NOTE 11 -- INCOME TAXES:
    The Company incurred a net operating loss in 1994, 1995 and 1996; therefore, no provision for income taxes was required.

                        UNIVERSAL OUTDOOR HOLDINGS, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                             (DOLLARS IN THOUSANDS)

NOTE 11 -- INCOME TAXES: (CONTINUED)
    Deferred tax assets (liabilities) consist of the following at December 31:

                                                                          1995        1996
                                                                        ---------  ----------
Deferred tax liabilities:
Property and equipment................................................  $  --      $  (99,212)
                                                                        ---------  ----------
  Total deferred tax liabilities......................................     --         (99,212)
                                                                        ---------  ----------
Deferred tax assets:
Bad debts.............................................................         42         897
Non-deductible accrued expenses.......................................         53       2,140
Property and equipment................................................        523      --
Goodwill and intangibles..............................................     --           6,112
Non-deductible interest...............................................      1,803      --
Warrants..............................................................     --           3,600
Operating loss and credit carryforwards...............................      6,202      34,628
                                                                        ---------  ----------
  Total deferred tax assets...........................................      8,623      47,377
                                                                        ---------  ----------
Valuation allowance...................................................     (8,623)    (19,865)
                                                                        ---------  ----------
  Net deferred tax liabilities........................................  $  --      $  (71,700)
                                                                        ---------  ----------
                                                                        ---------  ----------

    The Company has established a valuation allowance against a portion of its operating loss and credit carryforwards following an assessment of the likelihood of realizing such amounts. In arriving at the determination as to the amount of the valuation allowance required, the Company considered its past operating history as well as significant acquisitions made in 1996, statutory restrictions on the use of operating losses from acquisitions acquired during the year, tax planning strategies and its expectation of the level and timing of future taxable income.

    At December 31, 1996, the Company had net operating loss and credit carryforwards for federal income tax purposes of approximately $86 million. Included in total net operating loss carryforwards is approximately $45 million of operating loss and credit carryforwards generated by certain acquired companies prior to their acquisition by the Company. Total carryforwards expire between 2005 and 2011. During the current fiscal year, the Company did not utilize any net operating loss or credit carryforwards.

    The Company experienced an ownership change within the meaning of Section 382 of the Internal Revenue Code. As such, the utilization of net operating loss carryforwards are subject to an annual limitation based upon the value of the Company on the change date. The acquisition of Outdoor Advertising Holdings, Inc. and Revere Holding Corp. resulted in an "ownership change" and a limitation is imposed on the acquired net operating loss carryforwards in these acquisitions. Furthermore, the Company's use of the net operating loss carryforwards are subject to limitations applicable to corporations filing consolidated federal income tax returns.

                        UNIVERSAL OUTDOOR HOLDINGS, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                             (DOLLARS IN THOUSANDS)

NOTE 12 -- WARRANTS:
    The following table summarizes the Company's warrant activity:

                                                                                  EXERCISE
                                                         1995         1996         PRICE
                                                      -----------  -----------  ------------
Number of shares under warrants:
Beginning of year...................................    1,000,000    1,000,000  $    .000625
Granted.............................................      --         2,470,608  $       5.00
Exercised...........................................      --          (612,800)
Canceled/expired....................................      --           --
                                                      -----------  -----------
Warrants outstanding at end of year.................    1,000,000    2,857,808
                                                      -----------  -----------
                                                      -----------  -----------
Warrants exercisable at end of year.................    1,000,000    2,857,808
                                                      -----------  -----------
                                                      -----------  -----------

    In 1994, the Company issued 1,000,000 warrants which expire on July 1, 2004. The warrants were assigned, based on market conditions at the time of grant, a value of $2,500. Each warrant entitles the holder to purchase one share of common stock (the "warrant share"). In July 1996, a total of 612,800 warrants were exercised into warrant shares. A total of 387,200 warrants remain exercisable into warrant shares.

    In April 1996, key executives and employees were granted 2,470,608 warrants to purchase common shares (the "1996 Warrant Plan"). Each warrant is fully exercisable into one share of common stock at a warrant exercise price of $5.00 per share. A total of 2,470,608 shares of common stock have been reserved for issuance pursuant to the warrants issued in 1996. The fair value of each warrant was estimated on the date of grant using the Black-Scholes option-pricing model with the following weighted average assumptions used for grants in 1996:
dividend yield of 0%, expected stock price volatility of 39.42%, risk-free interest rate of 6.28% and expected lives of 7 years. The Company recognized a one-time non-cash compensation charge of $9 million relating to the issuance of the warrants under the 1996 Warrant Plan.

NOTE 13 -- CONTINGENCIES:
    The Company, as the successor to Outdoor Advertising Holdings, Inc. and POA Acquisition Company ("POA"), is a defendant in a case pending in the United States District Court, Middle District of Florida. The plaintiffs alleged that POA, among others, conspired to restrain trade and to monopolize the market for leases for land on which outdoor advertising structures can be erected. The case was set for trial in January 1997 and has been continued pending court availability. The plaintiffs have alleged that the acts on the defendants resulted in harm to the plaintiffs and damages of $4 to $12 million, which could be trebled under the applicable laws. The Company intends to defend the case vigorously. There can be no assurance as to the ultimate outcome of this litigation although management does not presently believe it will have a material adverse effect on its results of operations or financial condition.

    The case was settled in March 1997 with no material adverse effect on the results of operations or financial condition of the Company (Unaudited).

    The Company is subject to various other claims and routine litigation arising in the ordinary course of business. Based on the advice of counsel, management does not believe that the result of such other claims and litigation, individually or in the aggregate, will have a material effect on the Company's business or its results of operations, cash flows or financial position.

                        UNIVERSAL OUTDOOR HOLDINGS, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                             (DOLLARS IN THOUSANDS)

NOTE 14 -- QUARTERLY FINANCIAL DATA (UNAUDITED):
    Summarized quarterly financial data for 1996 is as follows:

                                                  FIRST     SECOND      THIRD      FOURTH
                                                ---------  ---------  ---------  ----------
                                                   (IN THOUSANDS, EXCEPT PER SHARE DATA)
1996
Net revenues..................................  $   8,427  $  17,812  $  18,643  $   31,256
Operating income..............................      1,597     (1,638)     5,874       5,903
Income (loss) before extraordinary item.......     (2,008)    (8,148)     1,991      (1,064)
Net income (loss).............................     (2,008)    (8,148)       591     (26,238)
Per Share:
  Income (loss) before extraordinary item.....  $    (.26) $   (1.06) $     .10  $     (.04)
Net income (loss).............................  $    (.26) $   (1.06) $     .03  $    (1.08)
Weighted average shares outstanding...........      7,654      7,654     19,297      24,343

    In the third quarter of 1996, the Company recorded a non-cash compensation charge in the amount of $9 million relating to management warrants.

    In 1996, the Company recorded an extraordinary loss of $26,574 related to the early retirement of the 11% Senior Notes and the 14% Senior Secured Notes.

    Summarized quarterly financial data for 1995 is as follows:

                                                  FIRST     SECOND      THIRD      FOURTH
                                                ---------  ---------  ---------  ----------
                                                   (IN THOUSANDS, EXCEPT PER SHARE DATA)
1995
Net revenues..................................  $   7,236  $   9,175  $   8,940  $    8,797
Operating income..............................      1,319      3,055      2,458       2,405
Income (loss) before extraordinary item.......     (1,778)      (215)      (811)       (899)
Net loss......................................     (1,778)      (215)      (811)       (899)
Per Share:
  Loss before extraordinary item..............  $    (.23) $    (.03) $    (.11) $     (.12)
  Net income (loss)...........................  $    (.23) $    (.03) $    (.11) $     (.12)
Weighted average shares outstanding...........      7,654      7,654      7,654       7,654

NOTE 15 -- RELATED-PARTY TRANSACTIONS:
    During 1996 the Company paid management fees in the amount of $1,250 to a private investor, which is included in other expenses on the Consolidated Statement of Operations.

NOTE 16 -- SUBSEQUENT EVENTS:

    In January 1997, the Company acquired a total of approximately 2,018 advertising display faces located in and around Memphis, Tennessee. The purchase price was approximately $71 million plus 100,000 shares of common stock of the Company issued on January 2, 1997 at market value.


    In January 1997, the Company acquired a total of approximately 1,035 advertising display faces located in three markets in the east coast of the United States, including Metro New York, Northern New Jersey and Hudson Valley, for approximately $40 million in cash.

                        UNIVERSAL OUTDOOR HOLDINGS, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                             (DOLLARS IN THOUSANDS)

NOTE 16 -- SUBSEQUENT EVENTS: (CONTINUED)
    In February  1997,  the  Company  acquired  a  total  of  approximately  135 advertising display faces located in and around Evansville, Indiana for approximately $5.5 million in cash. The Company also acquired 12 existing advertising display faces and 35 in process display faces in New Jersey for approximately $5.3 million in cash.

    In February 1997, the Company agreed to acquire approximately 1,450 advertising display faces in the Baltimore metropolitan area for $46.5 million in cash.

(UNAUDITED)

    In March 1997, the Company acquired a total of approximately 600 bus shelters and panels in and around Memphis, Tennessee for approximately $8.5 million in cash.


    In March 1997, the Company acquired $600,000 of outdoor advertising properties in Florida in exchange for 20,000 shares of its common stock.


    In April 1997, the Company entered into an agreement to purchase 91 advertising display faces in and around New York, New York for approximately $51.0 million in cash.

    In May 1997, the Company amended its existing credit facilities to provide for an additional loan commitment of $75 million in the form of a term loan which was drawn upon in May 1997.